UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2012

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, the Board of Directors of Cisco Systems, Inc. (“Cisco”) appointed Robert W. Lloyd as President, Development and Sales of Cisco and Gary B. Moore as President and Chief Operating Officer of Cisco.

In connection with these appointments, the Compensation and Management Development Committee of the Board of Directors granted to each of Mr. Lloyd and Mr. Moore (i) 282,500 restricted stock units and (ii) 265,900 target performance restricted stock units (“PRSUs”). The awards are subject to the standard terms and conditions of Cisco’s form of restricted stock unit agreement and PRSU agreement, as applicable.

Prior to his new appointment, Mr. Lloyd, 56, had served as Executive Vice President, Worldwide Operations since April 2009. Mr. Lloyd joined Cisco in November 1994 as General Manager of Cisco Canada. In October 1998, he was promoted to Vice President, EMEA (Europe, Middle East and Africa); in February 2001, he was promoted to Senior Vice President, EMEA; and in July 2005, Mr. Lloyd was appointed Senior Vice President, US, Canada and Japan.

Mr. Moore, 63, has served as Chief Operating Officer since February 2011. Prior to his new appointment, he served as an Executive Vice President. Mr. Moore joined Cisco in October 2001 as Senior Vice President, Advanced Services. In August 2007, he also assumed responsibility as co-lead of Cisco Services. In May 2010, he was promoted to Executive Vice President, Cisco Services. Immediately before joining Cisco, Mr. Moore served for approximately two years as chief executive officer of Netigy Corporation, a network consulting company. Prior to that, he was employed by Electronic Data Systems where he held a number of executive positions.

Certain Transactions with Related Persons

A brother of Robert W. Lloyd is employed as a sales executive by IBM in Canada. The provision of services by IBM in connection with Cisco products, and the resale of the related Cisco products, comprised a substantial proportion of the sales for Mr. Lloyd’s brother in fiscal 2012. The amount of the transactions in which Mr. Lloyd’s brother had an interest for fiscal 2012 was under $10 million. Mr. Lloyd had no direct involvement these transactions.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2012, the Board of Directors of Cisco approved amendments to Cisco’s Bylaws to allow for multiple Presidents. These amendments were effective upon approval by the Board of Directors.

The foregoing description of the amendments to Cisco’s Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: October 4, 2012	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.